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                                                                     EXHIBIT 2.1

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                               PURCHASE AGREEMENT

                                  by and among

                                 THOMAS C. LUND,
                     THE LUND 1997 GRAT A IRREVOCABLE TRUST,
                     THE LUND 1997 GRAT B IRREVOCABLE TRUST,
                          ALLEN ROAD INVESTMENTS, L.P.
                                       and
                            CHOICEPOINT SERVICES INC.


                                November 1, 1998

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



                                TABLE OF CONTENTS
                             (not part of Agreement)

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ARTICLE I

         PURCHASE AND SALE.........................................................................................1

         SECTION 1.1 Purchase and Sale.............................................................................1
         SECTION 1.2 Purchase Price................................................................................1
         SECTION 1.3 Purchase Price Adjustment.....................................................................2
         SECTION 1.4 Closing.......................................................................................3
         SECTION 1.5 Allocation....................................................................................4
         SECTION 1.6 Seller Representative.........................................................................5
         SECTION 1.7 Escrow........................................................................................5

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF SELLERS.................................................................5

         SECTION 2.1 Organization..................................................................................5
         SECTION 2.2 Capitalization................................................................................6
         SECTION 2.3 Ownership of Stock............................................................................6
         SECTION 2.4  Members......................................................................................6
         SECTION 2.5 Authorization; Validity of Agreement..........................................................6
         SECTION 2.6 Consents and Approvals; No Violations.........................................................7
         SECTION 2.7 Financial Statements..........................................................................7
         SECTION 2.8 No Undisclosed Liabilities....................................................................8
         SECTION 2.9 Absence of Certain Changes....................................................................8
         SECTION 2.10 Employee Benefit Plans-, Compensation Arrangements; ERISA...................................10
         SECTION 2.11 Litigation..................................................................................12
         SECTION 2.12 No Default; Compliance with Applicable Laws.................................................12
         SECTION 2.13 Taxes.......................................................................................12
         SECTION 2.14 Real Property...............................................................................13
         SECTION 2.15 Intellectual Property.......................................................................14
         SECTION 2.16 Software....................................................................................15
         SECTION 2.17 Contracts...................................................................................17
         SECTION 2.18 Title to Tangible Assets....................................................................18
         SECTION 2.19 Accounts Receivable.........................................................................18
         SECTION 2.20 Operating Condition.........................................................................18
         SECTION 2.21 Customers...................................................................................19
         SECTION 2.22 Insurance...................................................................................19
         SECTION 2.23 Certain Payments............................................................................19
         SECTION 2.24 Labor Matters...............................................................................19
         SECTION 2.25 Transactions with Affiliates................................................................19
         SECTION 2.26 Environmental and Safety Matters............................................................20
         SECTION 2.27 Brokers or Finders..........................................................................20

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
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ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................................21

         SECTION 3.1 Organization.................................................................................21
         SECTION 3.2 Authorization; Validity of Agreement.........................................................21
         SECTION 3.3 Consents and Approvals; No Violations........................................................22
         SECTION 3.4 Sufficient Funds.............................................................................22
         SECTION 3.5 Investment Purpose...........................................................................22
         SECTION 3.6 Brokers or Finders...........................................................................22
         SECTION 3.7 Investigation by Purchaser...................................................................23

ARTICLE IV

         COVENANTS................................................................................................23

         SECTION 4.1 Interim Operations of the Company............................................................23
         SECTION 4.2 Access to Information........................................................................25
         SECTION 4.3 Tax Matters..................................................................................25
         SECTION 4.4 Letter of Credit.............................................................................29
         SECTION 4.5 Employee Benefits............................................................................29
         SECTION 4.6 Publicity....................................................................................30
         SECTION 4.7 Approvals and Consents; Cooperation; Notification............................................30
         SECTION 4.8 Principal Corporate Offices..................................................................30
         SECTION 4.9 Further Assurances...........................................................................30
         SECTION 4.10 Agreement Not to Compete....................................................................31
         SECTION 4.11 Other Agreements............................................................................31
         SECTION 4.12 Transfer Taxes..............................................................................31
         SECTION 4.13 Equity Participation Plans..................................................................31
         SECTION 4.14 Split Dollar Life Insurance.................................................................32
         SECTION 4.15 Group Life Insurance Plan...................................................................32
         SECTION 4.16 Name Change.................................................................................32

ARTICLE V

         INDEMNIFICATION..........................................................................................32

         SECTION 5.1 Indemnification..............................................................................32

ARTICLE VI

         CONDITIONS...............................................................................................35

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Closing..................................35
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ARTICLE VII

         TERMINATION..............................................................................................35

         SECTION 7.1 Termination..................................................................................35
         SECTION 7.2 Procedure and Effect of Termination..........................................................35

ARTICLE VIII

         MISCELLANEOUS............................................................................................36

         SECTION 8.1 Amendment and Modification...................................................................36
         SECTION 8.2 Notices......................................................................................36
         SECTION 8.3 Interpretation...............................................................................37
         SECTION 8.4 Counterparts.................................................................................38
         SECTION 8.5 Entire Agreement; Third Party Beneficiaries..................................................38
         SECTION 8.6 Severability.................................................................................38
         SECTION 8.7 Governing Law................................................................................38
         SECTION 8.8 Jurisdiction.................................................................................38
         SECTION 8.9 Service of Process...........................................................................38
         SECTION 8.10 Specific Performance........................................................................38
         SECTION 8.11 Assignment..................................................................................39
         SECTION 8.12 Expenses....................................................................................39
         SECTION 8.13 Headings....................................................................................39
         SECTION 8.14 Waivers.....................................................................................39
         SECTION 8.15 Schedules...................................................................................39


                                TABLE OF ANNEXES


Index to Defined Terms                                                                                       Annex A
Index to the Company Disclosure Schedule                                                                     Annex B
Allocation of Purchase Price                                                                                 Annex C
Letter of Credit                                                                                             Annex C
Covenant Not to Compete                                                                                      Annex D
Form of Opinion of Counsel to Sellers                                                                        Annex E
Other Agreements                                                                                             Annex F
Notice and Consent                                                                                          Annex F1
Letter Agreement                                                                                            Annex F2
Form of Allocation Agreement                                                                                 Annex G
Escrow Agreement                                                                                             Annex H


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




                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of November 1, 1998 (this "Agreement"), by and among Thomas C. Lund, the Lund 1997 Grat A Irrevocable Trust (the "1997 Grat A Trust"), the Lund 1997 Grat B Irrevocable Trust (the "1997 Grat B Trust" and, together with Thomas C. Lund and the 1997 Grat A Trust the "Stockholders"), and Allen Road Investments, L.P., a Delaware limited partnership (the "Partnership" and, together with the Stockholders, "Sellers") and ChoicePoint Services Inc., a Georgia corporation ("Purchaser").

         WHEREAS, the Stockholders are the owners of all of the outstanding shares of capital stock of Customer Development Corporation, an Illinois corporation (the "Company");

         WHEREAS, Thomas C. Lund is the owner of all of the outstanding shares of capital stock of Customer Database Technologies, Inc., an Illinois corporation ("CDT"), Optimum Graphics Printing, Inc., an Illinois corporation ("Optimum"), National Credit Audit Corporation, an Illinois corporation ("NCAC"), and Financial Database Services Company, an Illinois corporation ("FDSC");

         WHEREAS, the Partnership is the owner of all of the outstanding ownership interests (the "LLC Interests") of CDC Realty L.L.C., a Delaware limited liability Company (the "LLC" and, collectively with CDT, Optimum, FDSC and NCAC, the "Affiliated Companies"); and

         WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, all of the outstanding shares of capital stock of the Company, CDT, Optimum, FDSC and NCAC and all of the LLC Interests (collectively, the "Shares"), subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         SECTION 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Sellers shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Sellers, the Shares, free and clear of all options, pledges, security interests, liens or other encumbrances or restrictions on voting or transfer ("Encumbrances"), other than restrictions imposed by Federal or state securities laws.


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

         SECTION 1.2 Purchase Price. (a) On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay to Sellers $73,003,000 (the "Purchase Price") by wire transfer of immediately available funds to an account or accounts designated by Sellers, subject to Sections 1.2(b) and 1.3 hereof.

                  (b) On the Closing Date, Sellers shall deliver to Purchaser the Letter of Credit (as hereinafter defined) in an aggregate amount equal to $4,000,000 providing for payments to Purchaser under certain circumstances in accordance with Section 4.4 hereof and the terms of the Letter of Credit.

         SECTION 1.3 Purchase Price Adjustment.

                  (a) As soon as practicable, but in no event later than 30 days following the Closing Date, the Seller Representative (as hereinafter defined) shall prepare and deliver to Purchaser an audited balance sheet of the Company and the Affiliated Companies (including notes thereto), prepared by the Company and reviewed and certified by PricewaterhouseCoopers LLP ("PriceWaterhouse") as of the close of business on October 31, 1998 (the "Calculation Date") (the "Closing Balance Sheet"), together with the work papers used in the preparation thereof. The Closing Balance Sheet shall include all accruals through the Calculation Date, in accordance with the Company's ordinary month-end closing procedures, and shall be prepared on a basis consistent with the 1997 Financial Statements (as hereinafter defined) and shall fairly present the financial position of the Company and the Affiliated Companies in accordance with United States Generally Accepted Accounting Principles ("GAAP"), applied on a consistent basis. Purchaser and Sellers agree that the Closing Balance Sheet shall include any revenue payable to the Company or any Affiliated Company for all services performed through the Calculation Date consistent with the Company's ordinary business practices regardless of whether invoices have been sent for any such work prior to the Calculation Date. During the preparation of the Closing Balance Sheet, the Seller Representative and PriceWaterhouse shall consult with, and permit Purchaser and its representatives to have reasonable access to, those files, books, documents, records, financial information (including working papers and data in the possession of PriceWaterhouse) and other information of the Company or any Affiliated Company used in the preparation of the Closing Balance Sheet; provided, however, that such consultation and access shall not hinder or delay the preparation of the Closing Balance Sheet by the Seller Representative and PriceWaterhouse. All fees and expenses of PriceWaterhouse shall be borne equally by Sellers and Purchaser.

                  (b) After receipt of the Closing Balance Sheet, Purchaser shall have 30 days to review it. Unless Purchaser delivers written notice to the Seller Representative on or prior to the thirtieth day after receipt of the Closing Balance Sheet of its disagreement as to any item included on the Closing Balance Sheet (a "Closing Balance Sheet Objection"), the parties shall be deemed to have accepted and agreed to the Closing Balance Sheet. If Purchaser so notifies the Seller Representative of a Closing Balance Sheet Objection, Purchaser and the Seller Representative shall, within 30 days following the date of such notice (the "Resolution Period"), attempt to resolve their differences. Any resolution by them as to any disputed amount shall be

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final and binding on the parties hereto. The term "Final Closing Balance Sheet"
shall mean the definitive Closing Balance Sheet agreed to by the Seller Representative and Purchaser in accordance with this Section 1.3(b), or in the absence of such agreement, the definitive Closing Balance Sheet resulting from the determination made by the Neutral Auditor (as hereinafter defined) in accordance with Section 1.3(c) (in addition to those items theretofore agreed to by the Seller Representative and Purchaser).

                  (c) If, at the conclusion of the Resolution Period, Purchaser and the Seller Representative have not resolved the disputes, then all amounts remaining in dispute shall, at the election of either party, be submitted to Deloitte & Touche, LLP (the "Neutral Auditor"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses of the Neutral Auditor shall be borne equally by Sellers and Purchaser. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by the Seller Representative and Purchaser, and not by independent review, only those issues remaining in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to the Seller Representative and Purchaser and shall be final and binding on the parties hereto.

                  (d) The Purchase Price shall be increased or decreased on a dollar-for-dollar basis to the extent that the shareholders' equity set forth on the Final Closing Balance Sheet plus 25% of the combined pretax income of the Company and the Affiliated Companies during the period from November 1, 1998 to the Closing Date is greater than or less than the shareholders' equity of zero set forth on the pro for-ma June 30, 1998 balance sheet of the Company and the Affiliated Companies (the "Pro Forma Balance Sheet"), attached hereto as Section 1.3(d) of the written statement delivered by Sellers to Purchaser at or prior to the execution of this Agreement and identified as the Company Disclosure Schedule (the "Company Disclosure Schedule"). The amount of any increase to or reduction of the Purchase Price pursuant to this Section 1.3 shall bear interest from the Calculation Date through the date of payment (the "LIBOR Interest Period") at the LIBOR Rate (as hereinafter defined). Any increase to or reduction from the Purchase Price pursuant to this Section 1.3, together with interest thereon, shall be paid by wire transfer of immediately available funds to accounts designated by the recipient or recipients thereof within five business days after the date that the Final Closing Balance Sheet is agreed to by the Seller Representative and Purchaser or as determined by the Neutral Auditor. As used in this Agreement, the "LIBOR Rate" means the daily rate equivalent of one percent (I%) per annum in excess of the per annum offered rate of interest for deposits in US Dollars for the LIBOR Interest Period, which appears on the Telerate Screen page 3750 (British Bankers' Association LIBOR setting) at approximately I 1: 00 a.m., London time, two (2) business days prior to commencement of the LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period for the number of days contained therein and in the amount to be outstanding during the LIBOR Interest Period. If two or more such offered rates appear on the Telerate Screen, then the LIBOR Rate will be the daily rate equivalent of one percent (I%) per annum in excess of the arithmetic mean of such offered rates.

         SECTION 1.4 Closing.



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                  (a) The sale and purchase of the Shares contemplated by this
Agreement shall take place at a closing (the "Closing") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois) at 1O: 00 a.m., Central Time, on the first business day after satisfaction of the condition set forth in Section 6.1 hereof, or at such other place, time or date as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  (b) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank; (ii) executed Employment Agreements of Jim A. Lane, Timothy M. Prunk and Charles E. Burnett; (iii) the Letter of Credit in the form attached as Annex C; (iv) the Agreement Not to Compete in the form attached as Annex D; (v) the opinion of Elias, Meginnes, Riffle & Seghetti, P.C., as special counsel to Sellers, the Company and each Affiliated Company, in the form attached as Annex E; (vi) an executed counterpart of the Escrow Agreement (as hereinafter defined) and (vii) all other previously undelivered certificates, agreements and other documents required to be delivered by Sellers to Purchaser at or prior to the Calculation Date in connection with the transactions contemplated hereby.

                  (c) At the Closing, Purchaser shall deliver to Sellers (i) the Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Sellers; (ii) an executed counterpart of the Escrow Agreement; (iii) executed counterparts of the (A) Direct Marketing and Prescreening Services Customer Agreement; (B) the Marketing Services Agreement;
(C) the Genesis Software License Agreement; and (D) the MDNWC-Select License Agreement (collectively, the "Marketing and License Agreements") in the forms attached as Annex F; (iv) an executed copy of the Notice and Consent to the Chicago Deferred Exchange Corporation in the form attached as Annex F 1; (vi) executed copies of the Letter Agreement, between Purchaser and the Lund 1994 Family Life Insurance Trust and associated instruments of assignment in the form attached as Annex F2; and (vii) all other previously undelivered certificates, agreements and other documents required to be delivered by Purchaser to Sellers at or prior to the Calculation Date in connection with the transactions contemplated hereby.

         SECTION 1.5 Allocation.

                  (a) Purchaser and Sellers agree to allocate the Purchase Price among the Shares and the LLC Interests of the various entities as set forth on Annex G (the "Entities") for all accounting and tax purposes in accordance with the allocation schedule set forth in Annex G hereto. Any positive or negative adjustment to the Purchase Price under Section 1.3(d) shall be allocated among the Entities in proportion to the allocations set forth in Annex G.

                  (b) For all federal income tax purposes, including for purposes of ss.338(h)(10) and ss.1060 of the Code and the regulations thereunder, Purchaser and Sellers further agree to suballocate the portion of the Purchase Price (as adjusted) that is allocated to the Entities pursuant to Annex G, together with liabilities assumed and all other appropriate items for each such Entity, so that an amount equal to "adjusted tax basis" for federal income tax purposes will be allocated to each of the tangible assets with the balance allocated to goodwill. Notwithstanding

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the foregoing, with respect to the real estate owned by the LLC, the entire excess of the Purchase Price (as adjusted) allocated to the LLC (plus liabilities of the LLC assumed) over the adjusted tax basis of such assets shall be allocated to depreciable real estate improvements and not land or personal property.

         SECTION 1.6 Seller Representative. For the purposes of carrying out the terms of this Agreement and the Escrow Agreement, each Seller irrevocably appoints Thomas C. Lund (the "Seller Representative"), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller to take any and all actions, and to execute any and all instruments and other documents, which in the sole judgment of the Seller Representative are necessary or appropriate in carrying out the terms of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.

         SECTION 1.7 Escrow. If prior to the execution of this Agreement by the parties hereto the condition set forth in Section 6.1 of this Agreement (the "HSR Condition") has not been satisfied, the parties hereto will, concurrently with the execution hereof, deliver all documents, instruments and funds to be delivered by either party at the Closing to Citibank, N.A., as escrow agent (the "Escrow Agent"), pending the satisfaction of such condition. Upon delivery by either party of a certificate to the Escrow Agent certifying that the HSR Condition has been satisfied, the Escrow Agent shall deliver such documents and funds to the appropriate party as provided herein and in accordance with the terms of the Escrow Agreement attached hereto as Annex H (the "Escrow Agreement"). The Purchase Price shall be deposited by the Escrow Agent in an interest-bearing account and any interest earned thereon shall be delivered to Sellers upon delivery of the Purchase Price as provided herein and in accordance with the terms of the Escrow Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Purchaser as follows:

         SECTION 2.1 Organization. (a) The Company and each of the Affiliated Companies is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to be so existing and in good standing or to have such power and authority would not have a Company Material Adverse Effect (as hereinafter defined). Except as disclosed in Section 2.1 of the Company Disclosure Schedule, the Company and each of the Affiliated Companies is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not have a Company Material Adverse Effect. Sellers have heretofore made available to Purchaser a complete and correct copy of each of the articles of incorporation, by-laws, certificate of formation, operating agreement or similar organizational documents of the Company and each of the Affiliated Companies, as currently in effect. As used


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

in this Agreement, "Company Material Adverse Effect" means any event, occurrence, change in facts, condition or other change or effect which is materially adverse to the business, financial condition or operations of the Company and the Affiliated Companies, taken as a whole; provided, however, that, the effects of changes that are generally applicable to (i) the industries and markets in which the Company and the Affiliated Companies operate; (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Company Material Adverse Effect; and provided, further, that any adverse effect on the Company and the Affiliated Companies resulting directly from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Company Material Adverse Effect.

         SECTION 2.2 Capitalization. Section 2.2 of the Company Disclosure Schedule sets forth (i) the authorized, issued and outstanding capital stock of the Company and each of the Affiliated Companies, excluding the LLC and (ii) the outstanding ownership interests in the LLC. All the outstanding shares of capital stock of the Company and the Affiliated Companies, excluding the LLC Interests, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of the Affiliated Companies to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of the Affiliated Companies or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of the Company or any of the Affiliated Companies to repurchase, redeem or otherwise acquire any capital stock of or equity interest in the Company or any of the Affiliated Companies or (iii) voting trusts or similar agreements to which the Company or any of the Affiliated Companies is a party with respect to the voting of the capital stock of, or membership interests in, the Company or any of the Affiliated Companies. The Company does not hold any equity interests or maintain any investments in any other entities.

         SECTION 2.3 Ownership of Stock. Except as set forth in Section 2.3 of the Company Disclosure Schedule, the Shares are owned by Sellers free and clear of all Encumbrances, other than restrictions imposed by Federal or state securities laws. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Shares, free and clear of all Encumbrances, other than restrictions imposed by Federal or state securities laws. True, correct and complete copies of all corporate minute books, transfer records, resolutions of the board of directors and of the shareholders and all other organizational documents regarding the LLC have been delivered or made available to Purchaser.

         SECTION 2.4 Members. The Partnership is the only member of the LLC.

         SECTION 2.5 Authorization; Validity of Agreement. Each Seller has full power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Sellers of this Agreement and the Escrow Agreement, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized and no other corporate or partnership proceedings on the part of Sellers are necessary to authorize the execution


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

and delivery by Sellers of this Agreement and the Escrow Agreement and the consummation by them of the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly executed and delivered by Sellers and (assuming due and valid authorization, execution and delivery hereof and thereof by Purchaser and the Escrow Agent) are valid and binding obligations of Sellers enforceable against Sellers in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 2.6 Consents and Approvals; No Violations. Except as disclosed in Section 2.6 of the Company Disclosure Schedule and except for (a) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (b) applicable requirements under corporation or "blue sky" laws of various states and (c) matters specifically described in this Agreement, neither the execution, delivery or performance of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws or other organizational documents of any Seller or the Company or any Affiliated Company;
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the Shares under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Sellers, the Company or any of the Affiliated Companies is a party or by which any of them or any of their properties or assets may be bound; (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Sellers, the Company or any of the Affiliated Companies or any of their properties or assets or (iv) require on the part of Sellers, the Company or any of the Affiliated Companies any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity"); except in the case of clauses
(ii), (iii) or (iv) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, (A) would not have a Company Material Adverse Effect and would not materially adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement or (B) would become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

         SECTION 2.7 Financial Statements. (a) Section 2.7(a) of the Company Disclosure Schedule sets forth the audited combined balance sheet (including the related notes and independent auditors' report thereon) of the Company and the Affiliated Companies (except for FDSC) as of December 31, 1996 and December 31, 1997, and the related audited combined statements of income and retained earnings and cash flows of the Company and the Affiliated Companies (except for FDSC) for the fiscal years ended December 31, 1996 and December 31, 1997 (collectively, the "Audited Financial Statements"). Each of the combined balance sheets (including the related notes) included in the Audited Financial Statements present fairly, in all


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

material respects, the financial position of the Company and the Affiliated Companies (except for FDSC) as of the respective dates thereof, and the other related statements (including the related notes) included in the Audited Financial Statements present fairly, in all material respects, the results of operations and cash flows of the Company and the Affiliated Companies (except for FDSC) for the respective periods or as of the respective dates set forth therein. Each of the combined balance sheets and statements of income and retained earnings and cash flows (including the related notes) included in the Audited Financial Statements has been prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as otherwise noted therein.

                  (b) Section 2.7(b) of the Company Disclosure Schedule sets forth the unaudited combined balance sheet of the Company and the Affiliated Companies as of August 31,1998 and the unaudited combined statements of income and retained earnings of the Company and the Affiliated Companies for the eight month period ended August 31, 1998 (collectively, the "Unaudited Financial Statements"). Except for the absence of any notes to the Unaudited Financial Statements and a statement of cash flows and except for certain pro forma adjustments noted thereon, (i) the combined balance sheet included in the Unaudited Financial Statements presents fairly, in all material respects, the financial position of the Company and the Affiliated Companies as of August 31, 1998; (ii) the other related statements included in the Unaudited Financial Statements present fairly, in all material respects, the results of operations of the Company and the Affiliated Companies for the eight month period ended August 31, 1998 and (iii) each of the combined balance sheet and the statement of income and retained earnings included in the Unaudited Financial Statements has been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the period involved, except as otherwise noted therein.

         SECTION 2.8 No Undisclosed Liabilities. Except as disclosed in Section
2.8 of the Company Disclosure Schedule and except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice after August 31, 1998; (b) for liabilities and obligations disclosed, reflected or reserved for in the Audited Financial Statements or the Unaudited Financial Statements and (c) for liabilities and obligations incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement (including pursuant to Section 4. 1 (f)), since August 31, 1998, neither the Company, nor any Affiliated Company has incurred any liabilities or obligations that would be required to be reflected or reserved against in a combined balance sheet of the Company and the Affiliated Companies, prepared in accordance with GAAP as applied in preparing the combined balance sheet of the Company and the Affiliated Companies, as included in the Unaudited Financial Statements, and that would constitute a Company Material Adverse Effect.

         SECTION 2.9 Absence of Certain Changes. Except as (a) disclosed in the Audited Financial Statements, the Unaudited Financial Statements or the Pro Forma Balance Sheet; (b) disclosed in Section 2.9 of the Company Disclosure Schedule or (c) contemplated by this Agreement, since August 31, 1998, neither the Company nor any Affiliated Company has:

                  (a) suffered any adverse change in their business, operations, or financial condition that constitutes a Company Material Adverse Effect;

                  (b) suffered any destruction or casualty loss, whether or not covered by insurance resulting in claims in excess of $50,000;

                  (c) suffered, permitted or incurred the imposition of any Encumbrance on any assets of the Company or Affiliated Companies, except for any Permitted Encumbrances (as hereinafter defined), any current year lien with respect to personal or real property taxes not yet due and payable or as may occur in the ordinary course of business;

                  (d) committed, suffered, permitted or incurred any default in the payment of any material liability of the Company or any Affiliated Company;

                  (e) waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right of material value which any of them has against others, except in the ordinary course of business, consistent with past practice;

                  (f) made any material change in any method of accounting or accounting practice, except as required by GAAP or applicable law;

                  (g) declared or made any distribution or other payment to their shareholders (other than compensation in accordance with past practice for services actually rendered) or issued any additional Shares or rights, options or calls with respect to the Shares, or redeemed, purchased or otherwise acquired Shares, or made any material change in the capital structure of the Company or any Affiliated Company, except in the ordinary course of business, consistent with past practice;

                  (h) paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any Benefit Plan (as hereinafter defined), or paid, or agreed to pay, any bonus to, or granted, or agreed to grant, any increase in the compensation of, the directors, officers, agents or employees of the Company or any Affiliated Company, or made any increase in the pension, retirement or other benefits of their directors, officers, agents or other employees, except in the ordinary course of business, consistent with past practice;

                  (i) except in the ordinary course of business, (a) disposed of or permitted to lapse, or otherwise failed to preserve then existing exclusive rights, if any, of the Company and the Affiliated Companies to use any (i) material patent, trademark, trademark registration, logo, assumed name, trade name, copyright or copyright registration, or (ii) any material patent, trademark, trade name or copyright application, (b) disposed of or permitted to lapse any material license, permit or other form of authorization or (c) disposed of or, to the knowledge of Sellers, disclosed to any Person (as hereinafter defined) any trade secret, formula or process;

                  (j) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal, mixed, tangible or intangible) to, or entered into any Contract (as hereinafter defined) with, any Seller, any of the officers or directors of the Company, or any affiliate or associate of any of them, or any business or entity in which any Seller, the Company and the Affiliated Companies, or any affiliate or associate or any of them has any direct or indirect material interest, except in the ordinary course of business, consistent with past practice and except for transactions among the Company and any Affiliated Company;

                  (k) entered into any lease of real property or material lease of personal property;

                  (l) incurred any other liability or obligation or entered into any transaction in excess of $1 00,000 other than in the ordinary course of business, except as provided in Section 4.1 (f);

                  (m) terminated, or permitted the termination of, or failed to perform in all material respects, all of its obligations or suffered or permitted any default to exist under any material Contract (except for Customer Contracts) or license;

                  (n) received any written notices that any material supplier has terminated its business relationship with the Company or any Affiliated Company;

                  (o) amended the articles of incorporation or by-laws or other organizational documents of the Company or any Affiliated Company; or

                  (p) agreed, whether in writing or otherwise, to take any action described in this Section 2.9.

         SECTION 2.10 Employee Benefit Plans-, Compensation Arrangements; ERISA.

                  (a) Section 2. 1 0(a) of the Company Disclosure Schedule sets forth a list of all material employee benefit plans, compensation, deferred compensation, bonus, equity participation or participation in lieu of equity plans and funding arrangements for same (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or the Affiliated Companies, for the benefit of current or former employees of the Company or the Affiliated Companies in the six (6) years immediately preceding the date hereof (the "Company Benefit Plans"), and all material employment and severance agreements or arrangements with current employees of the Company or the Affiliated Companies or with former employees, if any liability pursuant thereto remains on the part of the Company or the Affiliated Companies, will continue after the Closing Date (the "Employee Agreements" and together with the Company Benefit Plans, the "Company Benefit Arrangements") and all material employee benefit plans, compensation, deferred compensation, bonus, equity participation, participation in lieu of equity plans and funding arrangements for same (including but not limited to plans described in Section 3(3) of ERISA), maintained by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company or the Affiliated Companies, would be deemed a "single employer" within the meaning of Section 4001 (b) of ERISA (and together with the Company Benefit Arrangements, the "Benefit Plans"). True and complete copies of all Company Benefit Arrangements, including all amendments to date, have been made available to Purchaser by Sellers.

                  (b) Except as set forth in Section 2.10(b) of the Company Disclosure Schedule, with respect to each Benefit Plan: (i) if intended to qualify under Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under Section 501 (a) of the Code and nothing has occurred to the knowledge of Sellers since the date of such determination that could materially adversely affect such qualification or exempt status; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including all reporting and disclosure requirements; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company or the Affiliated Companies; (iv) no disputes are pending, or, to the knowledge of Sellers, threatened that give rise to or might reasonably be expected to give rise to material liability on the part of the Company or the Affiliated Companies; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that gives rise to or might reasonably be expected to give rise to material liability on the part of the Company or the Affiliated Companies; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) no Benefit Plan is a "Multiple Employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of
Section 413(c) of the Code; and (viii) no Benefit Plan or funding arrangement is intended to qualify under Section 501(c)(9) of the Code.

                  (c) No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived.

                  (d) Except as disclosed in Section 2. 1 0(d) of the Company Disclosure Schedule, with respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3 (1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or the Affiliated Companies beyond their termination of employment (other than to the extent required by applicable law), nor has the Company or any Affiliated Company terminated such a plan nor amended such a plan to remove such provisions since December 31, 1992.

                  (e) Neither the Company, any of the Affiliated Companies nor any ERISA Affiliate maintains, contributes to, nor at any time has maintained nor contributed to any Benefit Plan which is subject to Title IV of ERISA.

                  (f) Except as set forth in Section 2. 1 0(f) of the Company Disclosure Schedule no benefits than those paid to or accrued on behalf of such employees in the ordinary course, will accrue to any of Company's employees under the Company Benefit Arrangements as a consequence of the transaction contemplated by this Agreement, whether or not said transaction is deemed to constitute a change in control of the company as provided for in any such Company Benefit Arrangement.

         SECTION 2.11 Litigation. Except as disclosed in Section 2.11 of the Company Disclosure Schedule, (i) there is no action, suit or proceeding pending against the Company or any Affiliated Company before any Governmental Entity and
(ii) except as is not reasonably likely to result in a Company Material Adverse Effect, to the knowledge of Sellers, there is no audit or investigation pending or action, suit, proceeding, audit or investigation threatened involving the Company or any Affiliated Company by or before any Governmental Entity or by any third party.

         SECTION 2.12 No Default; Compliance with Applicable Laws. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, neither the Company nor any Affiliated Company is in default or violation in any material respect of any term, condition or provision of (i) its articles of incorporation or by-laws or similar organizational documents or (ii) any material statute, law, rule, regulation, judgment, decree, order, arbitration award, concession, grant, franchise, permit or license or other material governmental authorization or approval applicable to the Company or any Affiliated Company, including, without limitation, material laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination, excluding from the foregoing clauses (i) and (ii), defaults or violations which become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser. Except as disclosed in Section
2.12 of the Company Disclosure Schedule, the Company holds all licenses, certificates, permits and franchises from all appropriate foreign, domestic, federal, state, county, municipal or other public authorities necessary for the present conduct of its business except where the failure to hold such license is not reasonably likely to have a Company Material Adverse Effect.

         SECTION 2.13 Taxes. (a) Except as disclosed in Section 2.13(a) of the Company Disclosure Schedule, the Company, each of the Affiliated Companies and the Partnership (other than the LLC) has (i) timely filed all Tax Returns (as hereinafter defined) required to be filed by any of them (taking into account applicable extensions) and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as hereinafter defined) shown to be due on such Tax Returns.

                  (b) Except as disclosed in Section 2.13(b) of the Company Disclosure Schedule, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or the Affiliated Companies (other than the LLC).

                  (c) Except as disclosed in Section 2.13(c) of the Company Disclosure Schedule, there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company or any Affiliated Company.

                  (d) Except as disclosed in Section 2.13(d) of the Company Disclosure Schedule, none of the Company nor any Affiliated Company (other than the LLC) is a party to any agreement providing for the allocation or sharing of Taxes.

                  (e) Except as disclosed in Section 2.13(e) of the Company Disclosure Schedule, there are no liens for Taxes upon the assets of the Company or any Affiliated Company (other than the LLC) which are not provided for in the 1997 Financial Statements or the Unaudited Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith.

                  (f) The Company and each Affiliated Company (other than the
LLC) have qualified and validly elected to be treated as an "S corporation" within the meaning of Section 136 1 (a) of the Code with respect to its entire period of existence.

                  (g) Except as otherwise disclosed in Section 2.13 of the Company Disclosure Schedule, all Taxes that the Company, the Partnership, or any Affiliated Company are required by law to withhold or collect have been duly withheld or collected, and have been timely paid to the appropriate governmental authorities to the extent due and payable. Neither the Company nor any Affiliated Company has agreed or is required to make any adjustment under Code section 481(a) (or any comparable provision of foreign, state, or local law) by reason of a change of accounting method or otherwise. No power of attorney with respect to the Tax matters of the Company or any of the Affiliated Companies currently is in effect, and no ruling request with respect to the Tax matters of the Company or any of the Affiliated Companies currently is pending.

                  (h) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

         SECTION 2.14 Real Property.

                  (a) Section 2.14 of the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company and each Affiliated Company, (each an "Owned Property"). The Company or an Affiliated Company has good and marketable fee title to the Owned Properties, free and clear of all Encumbrances other than (i) Encumbrances that are disclosed in Section 2.14 of the Company Disclosure Schedule; (ii) liens for taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are appropriately reserved for and being contested in good faith by appropriate proceedings which suspend the collection thereof; (iii) liens for mechanics, material, laborers, employees, suppliers or similar liens arising by operation of law for sums which are not yet delinquent or which are appropriately reserved for and being contested in good faith or with respect to which arrangements for payment and/or release have been made; (iv) platting, subdivision, zoning, building and other similar legal requirements; and (v) easements, restrictive covenants, rights-of-way, reservations of mineral or oil and gas interests, encroachments and other Encumbrances not set forth in Section 2.14 of the Company Disclosure Schedule, whether or not of record, which do not materially detract from the use of the real property subject thereto or impair in any material respect the operation of the Company's and the Affiliated Companies' businesses taken as a whole as presently conducted (the Encumbrances described in clauses (i) through (v) above are hereinafter referred to collectively as "Permitted Encumbrances").

                  (b) Section 2.14 of the Company Disclosure Schedule sets forth a complete list of all real property leased by the Company and each Affiliated Company (each a "Leased Property"). The Company or an Affiliated Company has (assuming good title in the landlord) a valid leasehold interest in the Leased Properties.

                  (c) To the knowledge of Sellers, neither the Company nor any Affiliated Company has received written notice of any eminent domain proceedings pending or threatened against any Owned Property or Leased Property. The Owned Property and the Leased Property constitutes all of the real property necessary to conduct the operations of the Company and the Affiliated Companies in the normal and ordinary course of business as currently conducted and in accordance with past practice.

         SECTION 2.15 Intellectual Property. Section 2.15 of the Company Disclosure Schedule sets forth a true and correct list of the following types of Company Intellectual Property (as hereinafter defined): all United States, state, international and foreign (i) patents and patent applications; (ii) registered trademarks, service marks, and pending registrations therefor; (iii) material common law trademarks, service marks and trade names; (iv) registered copyrights and copyright applications; (v) material unregistered copyrights and
(vi) material licenses to use any Company Intellectual Property. Except as set forth on Section 2.15 of the Company Disclosure Schedule, the Company or an Affiliated Company has a valid right to use or possesses ownership or will possess ownership as of and on the Closing Date of all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights, copyright registrations and patents and all applications therefor which are owned by the Company or the Affiliated Companies or used or held for use in their respective operations as currently conducted and are material to the Company and the Affiliated Companies (collectively, the "Company Intellectual Property"). Except as disclosed in Section 2.15 of the Company Disclosure Schedule, neither the Company nor any Affiliated Company has received any written notice of a material infringement upon or conflict with respect to intellectual property rights of others and has not received any written notice challenging the validity or effectiveness of any material license or agreement held by the Company or any Affiliated Company with respect to Company Intellectual Property used in the operation of its business. To the knowledge of Sellers, no third party is infringing in any material respect upon any material Company Intellectual Property and, except as set forth in Section 2.15 of the Company Disclosure Schedule, no such claims have been made in writing by the Company or any Affiliated Company against any third party. The Company and the Affiliated Companies have such ownership of or such rights by license, lease or other agreement to the Company Intellectual Property as are necessary to permit them to conduct their respective operations as currently conducted.

         SECTION 2.16 Software.

                  (a) The Major Systems (as hereinafter defined) perform in all material respects in accordance with their documentation. The Company and the Affiliated Companies have true, correct and substantially complete written or electronic copies of all material documentation, including technical and user documentation and source codes, relating to (i) the Major Systems and (ii) the other material software used by the Company and the Affiliated Companies in the operation of their businesses as currently conducted (the "Software"); provided that the term "Software" as used herein does not include any software developed by third party manufacturers (except for custom software developed exclusively for the Company and/or the Affiliated Companies) or commonly used "off-the-shelf 'types of commercial software that is a component of the Major Systems or Software or otherwise used on a stand-alone basis ("Third Party Software"), except as set forth in Section 2.16(a) of the Company Disclosure Schedule, and the Company or an Affiliated Company has taken commercially reasonable steps to store such documentation in a secure area. Except as set forth in Section 2.16(a) of the Company Disclosure Schedule, the Company and the Affiliated Companies have reviewed the operations of their respective businesses with a view to assessing whether the Software or the Major Systems will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem (as hereinafter defined). Based on such review, except as set forth in
Section 2.16(a) of the Company Disclosure Schedule, nothing has come to the attention of Sellers which, assuming the timely execution of the Company's existing plan to address potential Year 2000 Problems which plan has been made available to Purchaser, causes them to believe that a Company Material Adverse Effect will occur resulting from a Year 2000 Problem with respect to either the Software or the Major Systems.

                  (b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, (i) the Company and the Affiliated Companies own all right, title and interest in and to the Major Systems and Software (excluding Third Party Software), free from any and all Encumbrances and (ii) the Software and the Ma or Systems (excluding Third Party Software) do not contain any code, data or other components which are subject to written claims of any third party received by the Company or any Affiliated Company.

                  (c) All Third Party Software listed in Section 2.16(c) of the Company Disclosure Schedule as licensed to the Company and the Affiliated Companies has been licensed pursuant to valid, written license agreements and all royalties, license or other fees due and payable thereunder up to the Calculation Date will be paid as of the Calculation Date or adequate provision therefor will be made and accrued on the books of the Company or an Affiliated Company and the Company and the Affiliated Companies are otherwise in compliance in all material respects with such licenses. The Company and the Affiliated Companies have all rights to use and distribute the Third Party Software listed in Section 2.16(c) of the Company Disclosure Schedule as is necessary for the conduct of their businesses in the normal and ordinary course as presently conducted, except as would not result in a Company Material Adverse Effect. Except as set forth in Section 2.16(c) of the Company Disclosure Schedule, the Company and the Affiliated Companies have not licensed or sublicensed the Major Systems to any third party.

                  (d) The data compilations set forth in Section 2.16(d) of the Company Disclosure Schedule constitute all of the material data compilations used or held for use by the Company and the Affiliated Companies in the conduct of their businesses, other than data compilations provided to the Company or an Affiliated Company by clients pursuant to agreements between such clients and a data compilation vendor or otherwise ("Data Compilations") and are the subject of valid, written license agreements, lease agreements or other agreements, as applicable, and all royalties, licenses, rents or other fees due and payable by the Company and the Affiliated Companies with respect thereto as of the Calculation Date will be paid or adequate provisions therefor will be made and accrued on the books of the Company or an Affiliated Company and the Company and the Affiliated Companies are otherwise in compliance in all material respects with such licenses. The Company and the Affiliated Companies have all necessary and required rights to use or distribute the data and information in the Data Compilations in the normal and ordinary course of their respective businesses as currently conducted.

                  (e) The Companies and the Affiliated Companies have not received any written communication alleging that the Company's and the Affiliated Companies' development or use of the Software and the Data Compilations violates any rights of any other Person in any material respect. Except as set forth in Section 2.16(e) of the Company Disclosure Schedule, (i) the Company and the Affiliated Companies have not agreed to compensate any Person for the development or use of the Software for which compensation may be payable after the date hereof, and (ii) the Company and the Affiliated Companies have not granted to any other Person any license, option or other rights to use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not, except in either such case in the ordinary course of business consistent with past practice. Except as set forth in Section 2.16(e) of the Company Disclosure Schedule, each license by the Company to third parties with respect to the Software constitutes only an end-user agreement, each of which grants the end-user thereunder the nonexclusive right and license to use the identified Software, in nonsource code form only, and related user documentation for internal purposes only and with no right to sublicense. Except as set forth in Section 2.16(e) of the Company Disclosure Schedule, the Company and the Affiliated Companies are not a party to any material Contracts with respect to the development, marketing, distribution, licensing or promotion of the Software by any other Person.

                  (f) The Company and the Affiliated Companies have used commercially reasonable efforts to maintain the confidentiality of any non-public source code for any Software (the "Source Code"). Except as set forth in Section 2.16(f) of the Company Disclosure Schedule, there have been no patents applied for and no copyrights registered for any part of the Major Systems by the Company or any Affiliated Company. The Major Systems were developed by the employees and independent contractors of the Company and the Affiliated Companies during the time they were employees or independent contractors of the Company and the Affiliated

Companies, and, to the knowledge of Sellers, the Major Systems do not include any inventions in which any employee thereof has asserted in writing any independent rights of ownership, except for commonly used or "off-the-shelf 'types of commercial software. The Company or an Affiliated Company has (i) obtained the right and license to use or distribute any material Third Party Software contained in the Major Systems and (ii) taken commercially reasonable steps to cause employees and independent contractors to assign all of their rights and title to all Software, inventions, and rights created by such Persons in the scope of performing services for the Company and the Affiliated Companies, which would not, by operation of law, be owned by the Company or an Affiliated Company.

                  (g) The Company has taken commercially reasonable measures to maintain the security of any data (including the Data Compilations) held, stored or maintained by the Company and the Affiliated Companies for their customers, and such data is not used or exploited in any way in any other operations of the Company, except as permitted by valid customer agreements.

                  (h) As used in this Agreement, "Major Systems" means those systems set forth in Section 2.16(h) of the Company Disclosure Schedule.

                  (i) As used in this Agreement, "Year 2000 Problem" means a material malfunction, an inability to function, the generation of incorrect data or failure to provide correct results when processing, providing or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         SECTION 2.17 Contracts. Except as set forth in Sections 2.17 and 2.22 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of the Affiliated Companies is a party to or bound by any written leases, agreements, instruments, or other contracts or legally binding contractual commitments ("Contracts") that are of a type described below (collectively, the "Material Contracts"):

                  (i) any collective bargaining arrangement with any labor union;

                  (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $ 1 00,000;

                  (iii) any Contract for the purchase or sale of inventory, materials, supplies, merchandise, machinery, equipment, parts or other property, assets, or services requiring aggregate future payments in excess of $250,000 (other than standard inventory purchase orders and maintenance agreements executed in the ordinary course of business);

                  (iv) any Contract relating to the borrowing of money by the Company or any Affiliated Company or the guaranty of another Person's borrowing of money in excess of $1,00,000;

                  (v) any Contract granting any Person a lien on all or any part of any material assets of the Company or an Affiliated Company;

                  (vi) any Contract granting to any Person a first refusal, first offer or similar preferential right to purchase or acquire any assets of the Company and the Affiliated Company;

                  (vii) any Contract under which the Company or any of the Affiliated Companies is (A) a lessee or sublessee of any machinery, equipment, vehicle (including fleet equipment) or other tangible personal property, or (B) a lessor of any property, in either case each having an original value in excess of $500,000;

                  (viii) any Contract limiting, restricting in any material respect or prohibiting it from conducting its business as it is currently conducted anywhere in the United States or elsewhere in the world;

                  (ix) any joint venture or partnership Contract; and

                  (x) any material employment Contract with any employee.

         The Company and each of the Affiliated Companies have made available to the Purchaser a true and complete copy of each Material Contract, including all written amendments or other modifications thereto. Except as set forth in Sections 2.17 and 2.22 of the Company Disclosure Schedule, to the knowledge of Sellers, each Material Contract is in full force and effect. Except as set forth in Sections 2.17 and 2.22 of the Company Disclosure Schedule, (a) neither the Company nor any Affiliated Company has failed to perform any material obligation required to be performed by it on or prior to the date hereof under the Material Contracts and (b) neither the Company nor any Affiliated Company is in breach or default thereunder, except, with respect to both clauses (a) and (b) above as would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 2.18 Title to Tangible Assets. Except as set forth in Section
2.18 of the Company Disclosure Schedule, the Partnership, Company and Affiliated Companies have good and marketable title to their respective tangible assets that they purport to own, free and clear of all Encumbrances, except for Permitted Encumbrances.

         SECTION 2.19 Accounts Receivable. Except as set forth in Section 2.19 of the Company Disclosure Schedule or as would not result in a Company Material Adverse Effect, all of the accounts receivable of the Company and each Affiliated Company (the "Accounts Receivable") shown on the Financial Statements or thereafter acquired prior to the Closing Date (including, but not limited to, the accounts receivable on the books of the Company and each Affiliated Company as of the Closing Date) reflect actual transactions with customers and arose in the ordinary course of business, consistent with past practice.

         SECTION 2.20 Operating Condition. Except as set forth in Section 2.20 of the Company Disclosure Schedule, the Company or the Affiliated Companies have maintained their assets, including real property, machinery, furniture, fixtures and equipment, owned or leased by the Company or an Affiliated Company, in a commercially reasonable manner in all material respects, subject to ordinary wear and tear, and, to the knowledge of Sellers, as of the date hereof, the condition of such assets is generally sufficient to permit the current operations of the Company consistent with past practice in all material respects.

         SECTION 2.21 Customers. Section 2.21 of the Company Disclosure Schedule consists of- (a) a true, correct and complete list of all written material Contracts with Customers ("Customer Service Agreements") to which the Company or any Affiliated Company is a party; and (b) a list of all present customers of the Company or an Affiliated Company (each, a "Customer"). Section 2.21 of the Company Disclosure Schedule also contains a true, correct and complete list of all Customers that have notified the Company or any Affiliated Company in writing prior to the date hereof that it intends to terminate its relationship with the Company or an Affiliated Company (whether prior to or after the consummation of the transactions contemplated by this Agreement) and all Customers that have terminated their relationship with the Company or an Affiliated Company during the past twelve (12) months, except for any such transactions which are not reasonably likely to result in a Material Adverse Effect.

         SECTION 2.22 Insurance. A true and correct list of all insurance contracts, including copies of all policies of fire, liability (including products and environmental liability), workers' compensation, casualty, business interruption and all other forms of insurance owned, held by or maintained by or on behalf of the Company and each Affiliated Company is set forth in Section
2.22 of the Company Disclosure Schedule. Copies of all such insurance contracts have been made available to Purchaser. All such contracts are in full force and effect and provide that they will remain in full force and effect through the Calculation Date.

         SECTION 2.23 Certain Payments. Except as set forth in Schedule 2.23 of the Company Disclosure Schedule, none of the Company, each Affiliated Company and, to the knowledge of Sellers, their respective officers, employees, agents or affiliates, including, without limitation, any Seller, has, directly or indirectly, given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other Person which is reasonably likely to subject the Company or any Affiliated Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

         SECTION 2.24 Labor Matters. Except as set forth in Schedule 2.24 of the Company Disclosure Schedule, within the last three (3) years, the Company and each Affiliated Company has not been the subject of any union organizing activity or labor dispute, nor has there been any strike of any kind called, or threatened to be called against it, and it is not presently in violation in any material respect of any applicable material federal or state law, rule or regulation relating to labor practices, including without limitation, employment discrimination laws relating to age, gender, ethnicity or minority status or sexual preference. None of the Company or any Affiliated Company is a party to any collective bargaining agreement or other union agreement.

         SECTION 2.25 Transactions with Affiliates. Except as set forth on
Section 2.25(a) of the Company Disclosure Schedule, since December 31, 1997, the Company and each

Affiliated Company has not paid, loaned or advanced any amount to or in respect of, has not purchased, leased or otherwise acquired any property or assets or obtained any property or assets or obtained any services from, or sold, leased or otherwise disposed of any property or assets or provided services to (except with respect to remuneration for services rendered as an officer or employee of the Company at rates not exceeding the rates of compensation in effect as of January 1, 1998 and any increases in the ordinary course of business), (i) any employee, officer or director of any of them; (ii) any Seller; (iii) any Person that is, directly or indirectly, controlled by any Stockholder; or (iv) any member of the immediate family of a Seller (for purposes of this Section 3.2 1, each such Person is referred to as an "Affiliate"). Except as set forth in
Schedule 2.25(b) of the Company Disclosure Schedule, (a) the contracts, instruments and agreements listed on Schedule 2.17 of the Company Disclosure Schedule do not include any obligation or commitment between the Company, any Affiliated Company and/or any Affiliate, (b) the assets of the Company and each Affiliated Company do not include any receivable or other obligation from an Affiliate and (c) the liabilities reflected in the Audited Financial Statements and the Unaudited Financial Statements, and those on the books and records of the Company and the Affiliated Companies as of the Calculation Date, do not include any obligation or commitment to any Affiliate.

         SECTION 2.26 Environmental and Safety Matters. Except as set forth in
Section 2.26 of the Company Disclosure Schedule and except as is not reasonably likely to result in a Company Material Adverse Effect: (i) the Company and each Affiliated Company is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined) and all permits, licenses and authorizations required thereunder for the occupation of the Owned Real Property and the Leased Real Property and the conduct of their business; (ii) during the period that the Company or an Affiliated Company or any predecessor in interest owned or controlled by any Seller owned such properties, no spill, release, disposal, burial or placement of any material regulated under Environmental Laws (hereinafter "Hazardous Materials") has occurred on, in, at or under any of the present properties or facilities of the Company and each Affiliated Company which is reasonably likely to result in a liability under Environmental Laws for the Company or any Affiliated Company. A complete list of all permits, licenses or other governmental authorizations held by the Company and each Affiliated Company pursuant to Environmental Laws for the operation of the Owned Real Property and the Leased Real Property and the conduct of the business of the Company and each Affiliated Company, and the expiration date of each, is set forth in Section 2.26 of the Company Disclosure Schedule. The Company has made available to Purchaser or its advisors or consultants, true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of the Company and each Affiliated Company pertaining to any Owned Real Property or Leased Real Property. Section 2.26 of the Company Disclosure Schedule contains a list of all the facilities, if any, to which Hazardous Materials of the Company and each Affiliated Company have been taken in the five years prior to the date hereof. As used in this Agreement, "Environmental Laws" means all federal, state or local laws, rules, regulations, ordinances or other similar standards relating to protection of the environment and worker health and safety.

         SECTION 2.27 Brokers or Finders. Sellers represent, as to themselves, the Company and the Affiliated Companies, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except ABN AMRO, whose fees and expenses will be paid by the Stockholders.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  PURCHASER represents and warrants to Sellers as follows:

         SECTION 3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Purchaser Material Adverse Effect (as hereinafter defined). Purchaser and each of its Subsidiaries (as hereinafter defined) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Purchaser Material Adverse Effect. As used in this Agreement, "Purchaser Material Adverse Effect" means any event, occurrence, change in facts, condition or other change or effect which is materially adverse to the business, financial condition or operations of Purchaser and its Subsidiaries, taken as a whole or which adversely affects the ability of Purchaser to consummate the transactions contemplated hereby; provided, however, that the effects of changes that are generally applicable to (i) the industries or markets in which Purchaser and its Subsidiaries operate; (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Purchaser Material Adverse Effect; and provided, further, that any adverse effect on Purchaser and its Subsidiaries resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Purchaser Material Adverse Effect. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         SECTION 3.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by its Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the Escrow Agreement and the consummation by it of the transactions contemplated hereby. This Agreement and the Escrow Agreement have been duly executed and delivered by Purchaser (and assuming due and valid authorization, execution and delivery hereof by Sellers and the Escrow Agent) are valid and binding obligations of Purchaser and may be, enforceable against it in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.3 Consents and Approvals; No Violations. Except for (a) filings pursuant to the HSR Act; (b) applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) filings with the New York Stock Exchange ("NYSE") or other national securities exchange upon which shares of common stock of Purchaser are listed and (d) as described in this Agreement, neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of Purchaser; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets or
(iv) require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except in the case of clauses (ii), (iii) or (iv) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals, the failure of which to obtain would not have a Purchaser Material Adverse Effect and would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         SECTION 3.4 Sufficient Funds. Purchaser has sufficient funds available (through existing credit arrangements or otherwise) to enable it to consummate the transactions contemplated by this Agreement.

         SECTION 3.5 Investment Purpose. Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         SECTION 3.6 Brokers or Finders. Purchaser represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except

CIBC Oppenheimer, whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreement with such firm.

         SECTION 3.7 Investigation by Purchaser. In entering into this Agreement, Purchaser:

                  (a) acknowledges that, except to the extent Sellers make the specific representations and warranties set forth in Article 11 of this Agreement, neither Sellers nor any of their respective directors, officers, employees, affiliates, agents, advisors or representatives makes or shall be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including, without limitation, any estimates, projections, forecasts or other forward-looking information) provided or made available to Purchaser or its agents or representatives (including, without limitation, in any management presentations, information or offering memorandum, supplemental information or other materials or information with respect to any of the above); and

                  (b) agrees, to the fullest extent permitted by law, that none of Sellers or any of their respective directors, officers, employees, shareholders, affiliates, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchaser on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Purchaser, except that the foregoing limitations shall not
(a) apply to Sellers to the extent Sellers make the specific representations and warranties set forth in Article 11 of this Agreement (as qualified by the schedules related thereto), subject to the limitations and restrictions contained herein or (b) preclude Purchaser from seeking any remedy for fraud.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 Interim Operations of the Company. From and after the date hereof and prior to the Closing Date, Sellers shall consult with Purchaser regarding any material actions with respect to the operations of the business of the Company and the Affiliated Companies and will not take any material actions or enter into any material transactions outside the ordinary course of business with respect thereto (except as contemplated by this Agreement) without the prior written consent of Purchaser. Sellers also covenant and agree that, except
(i) as contemplated by this Agreement; (ii) as disclosed in the Company Disclosure Schedule or (iii) with the prior written consent of Purchaser, after the date hereof and prior to the Closing Date:

                  (a) the business of the Company and the Affiliated Companies shall be conducted only in the ordinary and usual course of business;

                  (b) neither the Company nor any of the Affiliated Companies will amend its articles of incorporation or by-laws or similar organizational documents;

                  (c) neither the Company nor any of the Affiliated Companies shall (i) split, combine or reclassify the Shares; (ii) except as set forth in the Pro Forma Balance Sheet, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Shares;
(iii) except pursuant to contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue or sell any additional shares of, or securities convertible into or exchangeable for the Shares or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (d) neither the Company nor the Affiliated Companies shall (i) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law other than as disclosed to Purchaser or (ii) increase any compensation or enter into or amend any employment, severance, termination or similar agreement with any of its present or future officers or directors other than pursuant to existing agreements or plans which have been previously disclosed to Purchaser;

                  (e) neither the Company nor any Affiliated Company shall, except as may be required or contemplated by this Agreement or in the ordinary and usual course of business consistent with past practice, acquire, sell, lease or dispose of any assets which, individually or in the aggregate, are material to the Company and the Affiliated Companies, taken as a whole;

                  (f) neither the Company nor any Affiliated Company shall: (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice which do not cause the indebtedness of the Company to exceed $14 million and except for other borrowings under such existing lines of credit to fund (A) working capital requirements of the Company and the Affiliated Companies in the normal and ordinary course of business consistent with recent past practices, (B) capital expenditures of the Company and the Affiliated Companies in the normal and ordinary course of business not in excess of $500,000 and (C) cash distributions to shareholders or employees;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except in the ordinary and usual course of business consistent with past practice in an amount not material to the Company and the Affiliated Companies taken as a whole; (iii) make any material loans, advances or capital contributions to, or investments in, any other person other than in the ordinary and usual course of business consistent with past practice; (iv) pledge or otherwise encumber the Shares or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such asset;

                  (g) neither the Company nor any Affiliated Company shall acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein (other than purchases of marketable securities in the ordinary course of business);

                  (h) neither the Company nor any Affiliated Company shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                  (i) neither the Company nor any Affiliated Company shall materially change any of the accounting methods used by it unless required by GAAP or applicable law; and

                  (j) neither the Company nor any Affiliated Company will authorize or enter into an agreement to do any of the foregoing.

         SECTION 4.2 Access to Information. Sellers shall cause each of the Company and the Affiliated Companies to afford Purchaser's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours throughout the period prior to the Closing Date or the date of termination of this Agreement, to its and its properties, contracts, commitments, books and records (including but not limited to Tax Returns) and to use their reasonable best efforts to cause their respective representatives to furnish promptly to Purchaser such additional financial and operating data and other information as to their businesses and properties as Purchaser or its duly authorized representatives may from time to time reasonably request; provided, however, that nothing herein shall require either Sellers, the Company or the Affiliated Companies to disclose any information to Purchaser if such disclosure (i) would cause significant competitive harm to the Company, the Affiliated Companies or their affiliates if the transactions contemplated by this Agreement are not consummated or (ii) would be in violation of applicable laws or regulations of any Governmental Entity or the provisions of any confidentiality agreement to which either Sellers, the Company or the Affiliated Companies is a party. Unless otherwise required by law and until the Closing Date, Purchaser will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between Sellers and Purchaser, dated as of June 19, 1998 (the "Confidentiality Agreement").

         SECTION 4.3 Tax Matters.

                  (a) With respect to Purchaser's acquisition of the Shares, Purchaser and Sellers will make an election under Section 338(h)(10) of the Code ("Section 338(h)(10) Election") with respect to the Company and such Affiliated Companies (other than the LLC). Sellers and Purchaser will report the transfers under this Agreement consistent with any such Section 338(h)(10) Elections (and shall make any such available election under any substantially similar state or local law), and shall take no position contrary thereto unless required to do so by a "determination" (as defined in Section 1313 of the Code, or similar provision of state and local laws).

                           (i) Purchaser shall be responsible for the
preparation and filing of all forms related to or required by any Section 338(h)(10) Elections (or similar state or local elections) ("Section 338(h)(10) Forms"), and Purchaser shall deliver such Section 338(h)(10) Forms to Sellers within 6O days of the Closing Date. Sellers shall deliver to Purchaser such information required to complete such forms upon receipt thereof and shall execute and deliver such forms when completed.

                           (ii) Purchaser and Sellers agree that they shall
enter into an agreement in a form mutually agreeable to Purchaser and Sellers with respect to each Company and Affiliated Company required to make a Section 338(h)(10) Election hereunder (each, an "Allocation Agreement") within 60 days of the Closing Date, concerning the computation of Modified Aggregate Deemed Sale Price for each such Company and Affiliated Company ("MADSP"), as defined under the regulations applicable to Section 338(h)(10) Elections, of the assets subject to a Section 338(h)(10) Election, and the allocation of such MADSP among such assets as of the Closing Date. The Purchaser and Sellers agree to, and will cause their subsidiaries to, act in accordance with the relevant Allocation Agreement(s), including with respect to the Section 338(h)(10) Forms.

                           (iii) The Allocation Agreement as well as the
allocation of MADSP among the assets for purposes of ss.338(h)(10) (as well as allocation among the real estate assets of the LLC) shall be in conformity with the provisions of Section 1.5 hereof.

                  (b) Seller Indemnifications. Subject to the limitations set forth in Section 5. 1 (c) hereof.

                           (i) Sellers shall be liable for, and shall indemnify
and hold Purchaser and the Company and the Affiliated Companies harmless against, all Taxes of the Company and the Affiliated Companies payable for any taxable year or taxable period ending on or before the Closing Date, but only to the extent such Taxes exceed the amount of Taxes that have been reserved for in the financial statements; and

                           (ii) in order to appropriately apportion any income
taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties hereto shall apportion such income taxes to the taxable period ending on or before the Closing Date by a closing of the Company's and the Affiliated Companies' books, consistent with their past practice for reporting items, except that exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order to appropriately apportion any non-income taxes relating to any taxable year beginning before (and ending after) the Closing Date, the par-ties hereto shall apportion such non-income taxes to the taxable period ending on or before the Closing Date as follows: (A) ad valorem taxes (including, without limitation, real and personal property taxes) shall be accrued on a monthly basis over the period for which such taxes are levied, or if it cannot be determined over the period such taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such taxes; (B) all Taxes relating to actions outside the ordinary course of business occurring on or after the Closing on the Closing Date shall be apportioned to the period ending after the Closing Date and (C) franchise and other privilege taxes not measured by income shall be accrued on a monthly basis over the period to which the privilege relates.

                  (c) Company's and Purchaser's Indemnification. Except as otherwise provided in Section 4.3(b) hereof, Purchaser, the Company and the Affiliated Companies shall be liable for, and shall indemnify and hold Sellers or any of their affiliates harmless against any and all Taxes imposed on Sellers (with respect to the Company or the Affiliated Companies), the Company or the Affiliated Companies relating or apportioned to any taxable year or portion thereof beginning after the Closing Date.

                  (d) Refunds or Credits. Purchaser, the Company or the Affiliated Companies shall promptly pay to Sellers any refunds or credits of Taxes for which Sellers may be liable under Section 4.3(b) hereof. For purposes of this Section 4.3(d), the term "refund" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the reasonable request of Sellers, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; provided, however, that Purchaser shall not be required to file such claims for refund to the extent such claims for refund would have a Company Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; provided, however, it will not allow the amendment of any Tax Return relating to any Taxes for a period (or portion thereof) ending on or prior to the Closing Date or the carryback of an item to a period ending prior to Closing without Sellers' consent (which shall not be unreasonably withheld).

                  (e) Mutual Cooperation.

                           (i) As soon as practicable, but in any event within
15 days after either Sellers' or Purchaser's request, as the case may be, Purchaser shall deliver to Sellers or Sellers shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Company and the Affiliated Companies and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Sellers, Purchaser, the Company or the Affiliated Companies to satisfy their accounting or Tax requirements. For a period of five years from and after the Closing, Purchaser and Sellers shall, and shall cause their affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this Section 4.3(e). After such five-year period, Purchaser or Sellers may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Sellers shall give the other party the opportunity to take possession of such information, books and records.

                           (ii) Purchaser acknowledges that the LLC intends to
acquire "like-kind" replacement property, within the meaning of Section 1031 of the Code, in exchange for certain of the Partnership Assets consisting of real property. Purchaser agrees to cooperate with all reasonable requests of Sellers in order to implement such like-kind exchange under Section 1031 of the Code, and Purchaser acknowledges and agrees that neither it nor its affiliates will take any action or position that is inconsistent with such treatment. Upon Seller's request, Purchaser will cooperate with Seller and acquire all the assets of the LLC (rather than the LLC Interests) in the event such a like-kind exchange is contemplated, in which event the provision of this Agreement will apply to the sale of such assets to Purchaser so that the parties are in nearly equivalent positions to that which they would have been in if Purchaser had acquired the LLC Interests; provided, however that nothing contained in this paragraph will require Purchase or the Company to incur any additional costs, liabilities or transfer taxes and Purchaser or the Company will not be required to take title to any property by reason of this provision. The Partnership hereunder desires to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Code, fee title in the property which is the subject of this Agreement. The Partnership expressly reserves the right to assign its rights, but not its obligations, hereunder to a "Qualified Intermediary" as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the Closing Date.

                  (f) Contests. Whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which Sellers are or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, promptly inform Sellers, and Sellers shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which either Seller may be liable under the Agreement. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Sellers are liable under this Agreement.

                  (g) Resolution of Disagreements Between Sellers and Purchaser. If either Sellers or Purchaser disagree as to the amount of Taxes for which either Sellers or Purchaser may be liable under this Agreement, either Sellers or Purchaser shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 60 days of the date of consultation, Sellers and Purchaser shall within 1O days after such 60-day period jointly select a nationally recognized independent public accounting firm which has not, except pursuant to this Section 4.3(g), performed any services since January 1, 1992, for either Sellers or Purchaser or their respective Subsidiaries, to act as an arbitrator to resolve, within 60 days after their selection, all points of disagreement concerning Tax matters with respect to this Agreement and presented to such accounting firm at the time of its selection. If the parties cannot agree on the selection of an accounting fin-n within such ten-day period, within two business days after such ten-day period the parties shall petition the Chief Judge of the United States District Court for the Northern District of Illinois, located in Cook County, to select such accounting firm. The cost of any such independent public accounting firm shall be borne equally by Sellers and Purchaser.

                  (h) Survival of Obligations. The obligations of the parties set forth in this Section 4.3 shall be unconditional and absolute, and shall remain in effect without limitation as to time or amount of recovery. The Sellers and Purchasers acknowledge and agree that the benefits and burdens of ownership of the Shares will pass to Purchaser at Closing, and prior to such time the Sellers will own all the economic interests in the Company and the Affiliated Companies.

         SECTION 4.4 Letter of Credit. Sellers shall have delivered a Letter of Credit drawn on BankOne, Indiana, N.A. in favor of Purchaser in the form of Annex E attached hereto (the "Letter of Credit"). Seller and Purchaser agree to share equally all costs, fees and expenses associated with providing the Letter of Credit to Purchaser. The Letter of Credit shall remain outstanding for a period of 18 months after the Calculation Date. In the event that any Claims (as hereinafter defined) have been asserted and remain unresolved at the expiration of such 18-month period, Sellers and Purchaser agree to renew the Letter of Credit in the amount equal to the lesser of $4,000,000 or the aggregate of all Claims remaining in dispute (in excess of the applicable limitations set forth in Section 5.1 (c)) for a period ending on the earlier of the final resolution of all such Claims and the date six months after such renewal. The cost of any such extension shall be borne equally by sellers and Purchaser.

         SECTION 4.5 Employee Benefits.

                  (a) Purchaser agrees that, effective as of the Closing Date and for a one-year period thereafter, Purchaser shall provide those persons who, immediately prior to the Closing Date, were employees of the Company or the Affiliated Companies on the Closing Date and who remain employed with Company after said date ("Company Employees"), with employee benefits that are no less favorable in the aggregate than those provided to Company Employees immediately prior to the date hereof during the period of their continued employment; provided, however, that Purchasers specifically may provide the Company Employees the right to participate in Purchaser's 401 (k) plan rather than Company's 401 (k) plan. With respect to any employee benefits that are provided to Company Employees under Purchaser's employee benefit plans other than Purchaser's Severance Pay Plan ("Purchaser Plans"), service accrued by Company Employees during employment with the Company and the Affiliated Companies prior to the Closing Date shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. With respect to any medical, dental or other welfare benefits that are provided at any time to Company Employees under Purchaser Plans, any applicable pre-existing condition exclusions (except to the extent not satisfied under the comparable Benefit Plan as of such time) shall be waived, and any expenses incurred before such time under the comparable Benefit Plan shall be taken into account under such Purchaser Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

                  (b) Purchaser agrees to assume and honor, and cause the Company and the Affiliated Companies to assume and honor, without modification, all employment, severance, retention, other incentive agreements and arrangements, as amended through the date hereof (each, an "Employee Arrangement"), for the benefit of any employees and former employees of the Company or any of the Affiliated Companies, but only to the extent that those Employee Arrangements have been set forth in Section 4.5 of the Company Disclosure Schedule.

                  (c) Purchaser acknowledges that the transactions contemplated by this Agreement shall constitute a "change in control" for purposes of any Employee Arrangement.

                  (d) For purposes of this Section 4.5, the term "Company Employees" shall mean all employees of the Company and the Affiliated Companies immediately prior to the Closing Date, including those on lay-off, disability or leave of absence, paid or unpaid, who continue to be employed by the Company after the Closing Date.

         SECTION 4.6 Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to Purchaser and Sellers. Thereafter, so long as this Agreement is in effect, neither Purchaser nor Sellers nor any of their respective affiliates shall issue or cause the publication of any press release with respect to the transactions contemplated hereby or this Agreement without the prior agreement of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

         SECTION 4.7 Approvals and Consents; Cooperation; Notification.

                  (a) The parties hereto shall use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the transactions contemplated by this Agreement.

                  (b) Sellers and Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection therewith.

                  (c) Sellers shall give prompt notice to Purchaser of the occurrence of any Company Material Adverse Effect, and Purchaser shall give prompt notice to Sellers of the occurrence of any Purchaser Material Adverse Effect. Each of Sellers and Purchaser shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would, cause any condition to the consummation of the transactions contemplated hereby not to be satisfied.

         SECTION 4.8 Principal Corporate Offices. At the Closing Date, and for at least the two-year period thereafter, the principal corporate offices and the commercial business units of the Company and the Affiliated Companies shall be maintained in their current locations, except to the extent that any material damage, destruction or casualty loss makes it impracticable to do so.

         SECTION 4.9 Further Assurances. Each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 4.10 Agreement Not to Compete. At the Closing, Thomas C. Lund shall execute and deliver an Agreement Not to Compete in the form of Annex D attached hereto.

         SECTION 4.11 Other Agreements. At the Closing, Purchaser and Thomas C. Lund shall execute and deliver the Marketing and License Agreements in the forms set forth in Annex F attached hereto.

         SECTION 4.12 Transfer Taxes. Notwithstanding anything to the contrary contained herein. Purchaser and Seller shall share equally all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Purchaser shall prepare and in a timely manner file all returns in respect of Transfer Taxes; provided, however, that any such returns shall be subject to the approval of Sellers, which approval shall not be unreasonably withheld.

                  (a) Purchaser and Sellers shall cooperate with each other in attempting to minimize Transfer Taxes.

                  (b) Purchaser shall provide to Sellers, and Sellers shall provide to Purchaser, all exemption certificates with respect to Transfer Taxes that may be provided for under applicable law. Such certificates shall be in the form, and shall be signed by the proper party, as provided under applicable law.

         SECTION 4.13 Equity Participation Plans. The Company and the Affiliated Companies are parties to five Equity Participation Plans or Agreements identified on Schedule 4.13 (collectively referred to as the "Equity Plans"), true and correct copies of which, including all amendments, have been made available to Purchaser. Pursuant to the terms of each of the Equity Plans, the Company has entered into trust agreements (the "Equity Trusts"), true and correct copies of which, including all amendments, have been made available to Purchaser, for the purpose of funding the deferred distributions provided for by the Equity Plans. The Sellers jointly and severally covenant that, on or before the Closing Date and in all events prior to the Closing, they will contribute the requisite aggregate amount pursuant to the terms of the Equity Plans (the "Equity Plan Contribution") to the Company and the Affiliated Companies, in such amounts as to each said company as will satisfy that company's obligations pursuant to the Equity Plans. The Company and the Affiliated Companies will accept their portions of the Equity Plan Contribution. On or prior to the Closing Date, the Company and the Affiliated Companies will pay the portion thereof which is required to be paid as cash bonuses to the employees who have received and retained awards pursuant to said Equity Plans. On the first business day following the Closing Date, the Company and the Affiliated Companies will contribute to the Equity Trusts those amounts which are required by the Equity Plans to be contributed thereto.

         SECTION 4.14 Split Dollar Life Insurance. Prior to the Closing Date, the Company will assign the Policy (as hereinafter defined) to the Partnership. On the date hereof, Purchaser and the Lund 1994 Family Life Insurance Trust have entered into a letter agreement, providing for certain arrangements between them with respect to that certain life insurance contract (the "Policy") on the life of Thomas C. Lund, policy number 2-661-598 by Phoenix Home Life Mutual Insurance Company, dated November 2, 1994, which was acquired pursuant to the terms of that certain Split Dollar Agreement dated as of November 1, 1994, by and between the Company and Charles E. Burnett as Trustee of the Lund 1994 Family Life Insurance Trust.

         SECTION 4.15 Group Life Insurance Plan. The Company will file all annual reports (Form 5500) (the "Reports") for the Company's Group Life Insurance Plan which are required to be filed by applicable law and are due, or past due, but which have not been filed with the U.S. Department of Labor and any other required governmental entity. The Company will use reasonable efforts to cause said reports to be filed no later than December 1, 1998, and will request, and use all reasonable efforts to have, any applicable fines or penalties, in the event any of said Reports have not been timely filed, be waived or ameliorated, provided that nothing herein will restrict the Company from filing the Reports after the Closing in a manner designed to cause the Company to promptly comply with applicable law and that any such filing will not be deemed or construed to breach Purchaser's obligation to use reasonable efforts to have fines or penalties waived or ameliorated. The Company will comply with the requirements of the Delinquent Filer Program established by the Department of Labor, and with any other requirements of any other applicable governmental entity, no later than April 1, 1999, provided that nothing shall prevent the Company from complying with the Delinquent Filer Program as soon as practicable following the Closing. Sellers jointly and severally shall promptly reimburse the Company for any fines or penalties required to be paid by the Company resulting from the delinquent filings of such annual reports but in no event more than $50,000 in the aggregate.

         SECTION 4.16 Name Change. Thomas C. Lund shall cause the name of CDC Insurance Agency, Inc., an Illinois corporation and any and all other entities named or using the names "CDC" or "Customer Development" controlled by Thomas C. Lund (other than the Company and the Affiliated Companies) to be changed with the State of Illinois or wherever else organized and on the internal books and records of such corporation within 30 calendar days after the Closing. Each Seller further agrees to refrain from doing business, trading or otherwise using the names "CDC," "Customer Development," "CDT" or "Customer Database," or any other name similar to or derivative thereof.

                                    ARTICLE V

                                 INDEMNIFICATION

     SECTION 5.1 Indemnification. None of the provisions of this Section 5.1 shall apply to the claims, obligations, liabilities, covenants and representations under Section 4.3, which shall be governed solely by the terms thereof.

         (a) Indemnification by Sellers. Subject to the limits set forth in this
Section 5. 1, Sellers, jointly and severally, agree to indemnify, defend and hold Purchaser, its officers, directors and affiliates, harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals), in each case in excess of $5,000 (collectively, "Losses"), that they may incur (i) arising out of or due to any inaccuracy of any representation or the breach of any warranty, and for any breach of any covenant, undertaking or other agreement without regard to such amount, of Sellers contained in this Agreement; provided, however, that Sellers shall have no liability to Purchaser as a result of the breach of any representation or warranty to the extent that Purchaser knew that such representation or warranty was untrue or incorrect prior to the Calculation Date or (ii) arising from and after the Closing Date as a consequence of the existence or administration of the Equity Plans and Equity Plan Trusts, including any acts or failure to act by the trustee(s) of the Equity Plan Trusts, and including the incidence of any income or employment tax or withholding liability of any nature upon the Company resulting from distributions made from the Equity Plan Trusts to participants therein.

                  (b) Indemnification by Purchaser and the Company. Subject to the limits set forth in this Section 5.1, Purchaser agrees to indemnify, defend and hold Sellers, their officers, directors and affiliates, harmless from and in respect of any and all Losses that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement; provided, however, that Purchaser shall have no liability to Sellers as a result of the breach of any representation or warranty to the extent that Sellers knew that such representation or warranty was untrue or incorrect prior to the Calculation Date.

                  (c) Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of 18 months from the Closing Date; provided, however, that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 (the "Type I Claims") shall survive until the applicable statute of limitations has run; provided, however, that such period shall not exceed seven years; and (ii) the representations and warranties contained in Sections 2.10, 2.13, 2.18 and 2.26 shall survive for a period ending on the fifth anniversary of the Calculation Date; provided, further, that such representations and warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 5.1(d) hereof. The representations and warranties set forth in Sections 2.10, 2.13 and 2.26 and in the second sentence of Section 2.15 and clause (i) of Section 2.16 are referred to herein as "Type 11 Claims" (and together with Type I Claims, the "Claims"). Anything to the contrary contained herein notwithstanding, neither party shall be entitled to recover from the other with respect to any inaccuracy or breach of any representations or warranties unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties, whether such claims are brought under this Section 5.1 or otherwise, exceeds $1,400,000 and then only for the amount by which such claims for indemnity or damages exceed $1,400,000; provided, however, that Purchaser and its officers, directors and affiliates shall not be entitled to recover from Sellers with respect to matters other than Type I Claims and Type II Claims more than $10,000,000, in the aggregate, pursuant to this Section 5.1; provided, further, that (A) with respect to any Type I

Claims, Purchaser and its officers, directors and affiliates shall not be entitled to recover from Sellers (together with all other Claims brought under this Agreement) more than $86,000,000 in the aggregate and (B) with respect to Type II Claims, Seller shall not be entitled to recover from Sellers (together with all other claims brought under this Agreement) more than $20,000,000 in the aggregate.

                  (d) Notice and Opportunity to Defend. If there occurs an event which a party (an "Indemnified Party") asserts is an indemnifiable event pursuant to Section 5.1 (a) or 5.1 (b), the Indemnified Party shall notify the other party obligated to provide indemnification (an "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Indemnified Party will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof. The Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The Indemnified Party shall have the right to participate at its own expense in the defense of such asserted liability. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim, (B) if such judgment or settlement would result in the finding or admission of any violation of Law, or (C) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnified Party.

                  (e) Adjustment for Insurance. The amount which an Indemnifying Party is required to pay to, for or on behalf of any Indemnified Party pursuant to this Section 5.1 shall be adjusted (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party in reduction of the related indemnifiable loss and shall further be adjusted to take into account any increase in premium to the extent resulting from the claim for insurance proceeds associated with such Indemnifiable Loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss then the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance proceeds or, if lesser, the amount of the Indemnity Payment.

                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Closing. The obligations of Sellers, on the one hand, and Purchaser, on the other hand, to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the condition that any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Calculation Date:

                  (a) by the mutual consent of Sellers and Purchaser; or

                  (b) by either Sellers or Purchaser:

                           (i) if the Closing shall not have occurred on or
prior to December 1, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1 (b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                           (ii) if any Governmental Entity shall have issued an
order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the material transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

         SECTION 7.2 Procedure and Effect of Termination. In the event of the termination and abandonment of this Agreement by Sellers or Purchaser pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (b) All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement; and

                  (c) No party to this Agreement will have any liability under this Agreement to the other except (i) as stated in subparagraphs (a) and (b) of this Section 7.2; (ii) for any willful breach of any provision of this Agreement and (iii) as provided in the Confidentiality Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein.

         SECTION 8.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar oven-tight courier to;
(b) five days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice, provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt):

                  (a) if to Purchaser, to:

                      ChoicePoint Services c/o ChoicePoint, Inc.
                      Legal Department
                      1000 Alderman Drive
                      MD: 71A
                      Alpharetta, GA 30005
                      Telephone No. (770) 752-5745

                      Telecopy No. (770) 752-5939
                      Attention: J. Michael de Janes, Esq.

                      with a copy to:

                      Hunton & Williams
                      600 Peachtree Street, N.E.
                      Atlanta, GA 30308-2216
                      Telephone No. (404) 888-4230
                      Telecopy No. (404) 888-4190
                      Attention: Adam L. Salassi, Esq.

                  (b) if to Sellers or the Seller Representative, to:

                      Thomas C. Lund
                      5042 Prospect Road
                      Peoria, Illinois 61614
                      Telephone No. (309) 681-8600

                      with a copy to:

                      Skadden, Arps, Slate, Meagher &
                      Flom (Illinois)
                      333 West Wacker Drive
                      Chicago, Illinois 60606
                      Telephone No. (312) 407-0700
                      Telecopy No. (312) 407-041 1
                      Attention: Brian W. Duwe, Esq.

         SECTION 8.3 Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the knowledge of Sellers" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to Thomas C. Lund, Jim A. Lane, Timothy M. Prunk, Charles E. Burnett, Linda McQuade, Matthew Ernst, and Bret Hoerr. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof' and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 1, 1998. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "business day" means a day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are required to be open. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 8.4 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

         SECTION 8.5 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement and the Company Disclosure Schedule (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

         SECTION 8.8 Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Northern District of Illinois (collectively, the "Illinois Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other federal court located in the State of Illinois. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Illinois Courts in any other court or jurisdiction.

         SECTION 8.9 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.8 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

         SECTION 8.10 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 8.8 hereof.

         SECTION 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Sellers may assign this Agreement as it relates to the LLC and its real estate to the Chicago Deferred Exchange Corporation. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

         SECTION 8.12 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby is consummated.

         SECTION 8.13 Headings. Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         SECTION 8.14 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 8.15 Schedules. The Company Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Company Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       THOMAS C. LUND


                                       By: /s/ Thomas C. Lund
                                           -----------------------------------


                                       THE LUND 1997 GRAT A IRREVOCABLE TRUST


                                       By: /s/ Carol A. Lund
                                           -----------------------------------
                                          Carol A. Lund
                                          Trustee

                                       ALLEN ROAD INVESTMENTS, L.P.


                                       By: /s/ Thomas C. Lund
                                           -----------------------------------
                                           General Partner:  TCL Realty, Inc.
                                           Name: Thomas C. Lund
                                           Title:


                                       CHOICEPOINT SERVICES INC.


                                       By: J. Michael de Janes
                                           -----------------------------------
                                           Name: J. Michael de Janes
                                           Title: General Counsel

                                     ANNEX A

                             INDEX OF DEFINED TERMS
                             (NOT PART OF AGREEMENT)


                                                                                                   Defined in
Terms                                                                                                Section
-----                                                                                              ----------
1997 Grat A Trust...................................................................................Preamble
1997 Grat B Trust...................................................................................Preamble
Accounts Receivable.................................................................................2.19
Affiliate...........................................................................................2.25
Affiliated Companies................................................................................Preamble
Agreement...........................................................................................Preamble
Allocation Agreement................................................................................4.3(a)(ii)
Audited Financial Statements........................................................................2.7(a)
Benefit Plans.......................................................................................2.10(a)
Business Day........................................................................................8.3
Calculation Date....................................................................................1.3(a)
CDT.................................................................................................Preamble
closing.............................................................................................1.4(a)
Closing Balance Sheet...............................................................................1.3(a)
Closing Balance Sheet Objection.....................................................................1.3(b)
Closing Date........................................................................................1.4(a)
Code................................................................................................2.10(b)
Company.............................................................................................Preamble
Company Benefit Arrangement.........................................................................2.10(a)
Company Benefit Plans...............................................................................2.10(a)
Company Disclosure Schedule.........................................................................1.3(d)
Company Employees...................................................................................4.5(d)
Company Intellectual Property.......................................................................2.15
Company Material Adverse Effect.....................................................................2.1(a)
Confidentiality Agreement...........................................................................4.2
Customer............................................................................................2.21
Customer Service Agreements.........................................................................2.21
Data Compilations...................................................................................2.16(d)
Employee Agreements.................................................................................2.10(a)
Employee Arrangement................................................................................4.5(b)
Encumbrances........................................................................................1.1
Entities............................................................................................1.5(a)
Environmental Laws..................................................................................2.26
Equity Plan Contribution............................................................................4.13
Equity Plans........................................................................................4.13
Equity Trusts.......................................................................................4.13

                                                                                                   Defined in
Terms                                                                                                Section
-----                                                                                              ----------
ERISA...............................................................................................2.10(a)
ERISA Affiliate.....................................................................................2.10(a)
Escrow Agent........................................................................................1.7
Escrow Agreement....................................................................................1.7
Exchange Act........................................................................................3.3
FDSC................................................................................................Preamble
Final Closing Balance Sheet.........................................................................1.3(b)
GAAP................................................................................................1.3(a)
Governmental Entity.................................................................................2.6
Hazardous Materials.................................................................................2.26
HSR Act.............................................................................................2.6
HSR Condition.......................................................................................1.7
Illinois Courts.....................................................................................8.8
Indemnified Party...................................................................................5.1(d)
Indemnifying Party..................................................................................5.1(d)
Indemnifiable Loss..................................................................................5.1(e)
Indemnity Payment...................................................................................5.1(e)
Leased Property.....................................................................................2.14(b)
Letter Agreement....................................................................................1.4(c)
Letter of Credit....................................................................................4.4
LIBOR Interest Period...............................................................................1.3(d)
LIBOR Rate..........................................................................................1.3(d)
LLC.................................................................................................Preamble
LLC Interests.......................................................................................Preamble
Losses..............................................................................................5.1(a)
MADSP...............................................................................................4.3(a)(ii)
Major Systems.......................................................................................2.16(h)
Marketing and License Agreement.....................................................................1.4(c)
Material Contracts..................................................................................2.17
NCAC................................................................................................Preamble
Neutral Auditor.....................................................................................1.3(c)
NYSE................................................................................................3.3
Optimum.............................................................................................Preamble
Owned Property......................................................................................2.14(a)
Partnership.........................................................................................Preamble
Permitted Encumbrances..............................................................................2.14(a)
Policy..............................................................................................4.14
Price Waterhouse....................................................................................1.3(a)
Pro Forma Balance Sheet.............................................................................1.3(d)
Purchase Price......................................................................................1.2(a)
Purchaser...........................................................................................Preamble
Purchaser Material Adverse Effect...................................................................3.1

                                                                                                   Defined in
Terms                                                                                                Section
-----                                                                                              ----------
Purchaser Plans.....................................................................................4.5(a)
Reports.............................................................................................4.15
Resolution Period...................................................................................1.3(b)
Section 338(h)(10) Election.........................................................................4.3(a)
Section 338(h)(10) Forms............................................................................4.3(a)(i)
Sellers.............................................................................................Preamble
Seller Representative...............................................................................1.6
Shares..............................................................................................Preamble
Software............................................................................................2.16(a)
Source Code.........................................................................................2.16(f)
Stockholders........................................................................................Preamble
Subsidiary..........................................................................................3.1
Third Party Software................................................................................2.16(a)
Thomas C. Lund......................................................................................Preamble
Taxes...............................................................................................2.13(h)
Tax Return..........................................................................................2.13(h)
To the knowledge of Sellers.........................................................................8.3
Transfer Taxes......................................................................................4.12
Type I Claims.......................................................................................5.1(c)
Type II Claims......................................................................................5.1(c)
Unaudited Financial Statements......................................................................2.7(b)
Year 2000 Problem...................................................................................2.16(i)

                                     ANNEX B

                      INDEX TO COMPANY DISCLOSURE SCHEDULE
                             (NOT PART OF AGREEMENT)


Title                                                                                                           Section
-----------------------------------------------------------------------------------------------------------------------
Pro Forma Balance Sheet                                                                                          1.3(d)
Organization                                                                                                        2.1
Capitalization                                                                                                      2.2
Ownership of Stock                                                                                                  2.3
Consents and Approvals                                                                                              2.6
NCAC Notices to States                                                                                              2.6
Audited Financial Statements                                                                                     2.7(a)
Unaudited Financial Statements                                                                                   2.7(b)
No Undisclosed Liabilities                                                                                          2.8
Absence of Certain Changes                                                                                          2.9
Employee Benefit Plans and Employee Agreements                                                                  2.10(a)
Status of Employee Benefits Plans                                                                               2.10(b)
No Post-Termination Benefits                                                                                    2.10(d)
No Material Liability                                                                                           2.10(e)
Employee Benefits                                                                                               2.10(f)
Litigation                                                                                                         2.11
No Default: Compliance with Applicable Laws                                                                        2.12
Taxes:  Timely Filing and Payment                                                                               2.13(a)
Taxes:  No Material Audits                                                                                      2.13(b)
Taxes:  No Allocation Agreements                                                                                2.13(c)
Taxes:  No Waivers of Statutory Period of Limitations                                                           2.13(d)
Taxes:  No Material Liens                                                                                       2.13(e)
Owned Property                                                                                                  2.14(a)
Leased Property                                                                                                 2.14(b)
Intellectual Property                                                                                              2.15
Year 2000 Problem                                                                                               2.16(a)
Title to Major Systems and Software                                                                             2.16(b)
Software                                                                                                        2.16(c)
Data Compilations                                                                                               2.16(d)
Software Development and Licensing                                                                              2.16(e)
Software Patents and Copyrights                                                                                 2.16(f)
Major Systems                                                                                                   2.16(h)
Contracts                                                                                                          2.17
Title to Assets                                                                                                    2.18
Accounts Receivable                                                                                                2.19
Operating Condition                                                                                                2.20
Customer Service Agreements                                                                                        2.21

Title                                                                                                           Section
-----------------------------------------------------------------------------------------------------------------------
Insurance                                                                                                          2.22
Certain Payments                                                                                                   2.23
Labor Matters                                                                                                      2.24
Transactions with Affiliates                                                                                    2.25(a)
Commitments and Obligations to Affiliates                                                                       2.25(b)
Environmental and Safety Matters                                                                                   2.26
Interim Operations of the Company                                                                                   4.1
Employee Benefits                                                                                                   4.5

                                     ANNEX G

                                  (SECTION 1.5)


ENTITY                                                        PURCHASE PRICE (Section 1.2)
------                                                        ----------------------------
Company                                                       $63,660,000
CDT                                                           $4,500,000
Optimum                                                       $1,200,000
NCAC                                                          $650,000
FDSC                                                          $1,000,000
LLC                                                           $1,943,000
Covenant Not To Compete                                       $50,000
Total Purchase Price:                                         $73,003,000
=====================                                         ===========


         Adjusted Purchase Price under Section 1.3(d) (plus/minus) shall be allocated among the Entities in proportion to the allocations set forth in this Annex. Suballocations among the assets of the various Entities (together with liabilities assumed and other appropriate items) shall be made in accordance with Section 1.5 of the Purchase Agreement.



                                       i